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                                                                    EXHIBIT 3.15


                          CERTIFICATE OF INCORPORATION

                                       OF

                      W.W. WEIGHT REDUCTION SERVICES, INC.

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                Under Section 402 of the Business Corporation Law

            The undersigned, being a natural person of a least 21 years of age and acting as the incorporator of the corporation hereby being formed under the Business Corporation Law, certifies that:

            FIRST: The name of the corporation is W.W. WEIGHT REDUCTION SERVICES, INC.

            SECOND: The corporation is formed for the following purpose or purposes:

            To disseminate advice regarding weight reduction and control, and to arrange lectures and other forums and symposia in relation thereto and other aids to self-help in dieting, posture, eating habits, and preparation of foods.

            To buy, sell, import, export, produce and cause to be produced, prepare for market, process, manufacture, freeze and quick-freeze, desiccate, dehydrate, preserve, package, wrap, can devise formulae and recipes for, and receive, acquire, transfer and assign options, rights, franchises, and licenses in respect thereof, store, distribute, and generally deal in and with, at wholesale and retail, and as principal, agent, broker, commission merchant, or in any other lawful capacity, unprocessed and processed foods and food products, edibles, and beverages, and commodities of any and all kinds, and, to do any and all things necessary, useful and convenient in furtherance of these purposes.

            To do a general brokerage, trading, commission merchants', and selling agents' business; to make and enter into all manner and kinds of contracts, agreements, and obligations by or with any person or persons or any incorporated or unincorporated firm or firms, for purchasing acquiring, manufacturing, distributing, selling, and dealing in and with, goods, wares, merchandise, and commodities, and any articles of personal property of any kind or nature whatsoever, and generally with full power to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.
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            To devise, invent, develop, promote, manufacture, fabricate, assemble, install, operate, service, maintain, repair, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, receive, obtain, hold, grant, assign, and transfer contracts, selling rights, licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, any and all kinds of manual and automatic machinery, machines, machine tools and dies, mechanical and other devices, contrivances, appliances, equipment, accessories, supplies, techniques, and facilities for producing, preparing, processing, blending, preserving, storing, packaging, marketing, displaying, dispensing, and dealing in and with food, food products, and products and articles of any and all kinds, together with the components, resultants, and by-products thereof; and to acquire by purchase or otherwise own, hold, lease, mortgage, sell or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any laboratories, research, and experimental centers and facilities, foundries, metal and machine shops, factories, shops, storehouses, buildings and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

            To assemble, manufacture, acquire, buy, sell, import, export, maintain, operate, install, construct, repair, service, experiment with, distribute, trade in, lease, rent, license, utilize, exploit, and otherwise generally trade and deal in and with, at wholesale and retail, and as principal, agent, factor, distributor, jobber, or in any other lawful capacity, any and all kinds of devices, appliances, equipment, and furnishings, and any and all kinds of goods, wares, and merchandise.

            To own, lease, manage, operate, conduct and otherwise generally deal in and with, whether as principal, agent, broker, and in any other lawful capacity, any and all kinds or restaurants, cafes, cafeterias, tearooms, coffee shops, refreshment stands, refreshment rooms, catering establishments, retail shops and departments, entertainment and recreational facilities, concessions, and other similar places for the purpose of selling, serving, dispensing, distributing, and dealing in and with, at wholesale and retail, prepared and unprepared foods, edibles, refreshments, and nonalcoholic beverages of any and all kinds, and, in connection therewith and independent thereof, to buy, acquire, manufacture, process, prepare for market, sell, dispense, serve, deal in and with, import and export food and food products, edibles, refreshments, and nonalcoholic beverages of every class and description, and to furnish entertainment, amusements, and diversions of all lawful kinds.


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            To take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, clear, improve, develop, divide and otherwise handle, manage, operate, maintain, control, publicize, advertise, promote, and generally deal in and with, whether as principal, sales, business, special, or general agent, broker, factor, buyer, seller, mortgagor, mortgagee, promoter, finder, franchisor, franchisee, licensor, licensee, coordinator, consultant, advisor, and in any other lawful capacity, improved and unimproved real and personal property of all kinds, and, without limiting the generality of the foregoing, hotels, motels, inns, resorts, tourist courts, cabins, boarding and lodging houses, apartment houses, tourist and travel agencies, retail shops and departments, restaurants, cafeterias, tearooms, coffee shops, cabarets, dining facilities, drive-ins, night clubs, catering establishments, and related facilities for dispensing and furnishing food, refreshments, nonalcoholic beverages, and related and unrelated products, concessions of any and all kinds, bathing houses, swimming pools, water craft, marine and fishing facilities, beaches and pavilions, hunting and bridle areas, trails, and facilities, skiing, tobogganing, sledding, skating, and other winter sport facilities, amusement, entertainment, community, shopping and recreational centers, facilities, and establishments of any and all kinds, and to conduct a general real estate development, planing, operating, sales, brokerage, agency, management, counsellors, advisory, promotional, and publicity business and a hotel, motel, resort, amusement, and entertainment business in all its branches.

            To own, operate, conduct, staff and maintain a camp or camps for recreational purposes, to acquire all real estate and equipment necessary therefor by purchase, lease, or otherwise, and to equip and fit out and adapt the same for such purposes; to construct, build, operate, and maintain, lease, hire or otherwise acquire, cabins, lodges, tents, recreational halls, living quarters, gymnasia, stables, barns, garages, hangars, ranges, bridle paths, country club facilities, and accommodations of any and all kinds, horses, athletic and sporting equipment, accessories, appliances, sites, and establishments, motorboats, canoes, skiffs, and boats of any and all descriptions, boat houses, bath houses, bathing beaches, tennis courts, golf courses, baseball fields, and all facilities for sports and recreations of all kinds.

            To buy and prepare food, to serve meals, refreshments of all kinds, and such other articles and things as may be necessary for the physical comfort and well-being of those adjourning at the camp and club, and of their guests, friends and relatives.

            To promote, organize, plan and conduct trips, tours, and excursions by railroad, steamship, motor vehicle, or aircraft, or by any other means, for individuals or groups of individuals, in and to any part of the world.

            To arrange for the transportation of individuals or groups of individuals by railroad, steamship, motor vehicle, aircraft, or otherwise, in connection with the conduct of a general travel and tourist agency, and to provide or procure, and to cause to be provided or procured,


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      hotel and other accommodations for the comfort, convenience, and entertainment of individuals or groups of individuals who are members of any trip or tour conducted by the Corporation.

            To furnish travel directors, guides, couriers, assistants, and interpreters; to procure and sell, and cause to be procured and sold, transportation tickets on railroads, steamships, motor vehicles, and aircraft; to act as representative of steamship, railroad, airline, motor vehicle, and other companies devoted to the transportation and carriage of passengers and freight, in the sale of tickets on all vehicles, ships, railroads, railways, airlines, and other facilities; to conduct information bureaus for travelers; and in general, to do all other things that are necessary or pertinent to the conduct of a travel and tourist agency.

            To make and produce pictures, portraits, likenesses and representations of person, landscapes, scenes and things of all kinds, either by the use of cameras and other mechanical and chemical aid and devices or otherwise; to conduct a general art studio and atelier; to employ and furnish the services of persons skilled in all branches and departments of the pictorial arts; to deal in photographic and artists' materials and supplies and in pictures and works of art of all kinds; to develop, print, tone, finish, mount and frame films, plates and pictures for others; to do motion picture studio, interior and out-door work of all kinds.

            To apply for, purchase, register, or in any manner to acquire, and to hold, own, use, operate and introduce, and to sell, lease, assign, pledge, or in any manner dispose of, and in any manner deal with patents, patent rights, licenses, copyrights, trademarks, trade names, and certification marks, and to acquire, own, use, or in any manner dispose of any and all inventions, improvements, and processes, labels, designs, brands, or other rights, and to work, operate, or develop the same, and to carry on any business, manufacturing or otherwise, which may directly or indirectly effectuate these objects or any of them.

            To export from and import into the United States of America and its territories and possessions, and any and all foreign countries, as principal or agent, merchandise of every kind and nature, and to purchase, sell, and deal in and with, at wholesale and retail, merchandise of every kind and nature for exportation from, and importation into the United States, and to and from all countries foreign thereto, and for exportation from, and importation into, any foreign country, to and from any other country foreign thereto, and to purchase and sell domestic and foreign merchandise in foreign markets, and to do a general foreign and domestic exporting and importing business.

            To conduct and carry on the general business of printers and publishers, and to deal in all supplies, devices, machinery, apparatus, and implements used in, or connected with, such business, and to print, bind, buy, sell, publish and deal in, both in the United States and throughout the world, magazines, books, pamphlets, brochures, and other publications of every kind, nature and description.


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            To issue licenses and franchises for the exploitation of the purposes of the Corporation and to do all things necessary, advisable and useful for the fulfillment and promotion of the above purposes.

            To have, in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the Business Corporation Law subject to any limitations thereof contained in this certificate of incorporation or in the laws of the State of New York.

            THIRD: The office of the corporation is to be located in the Town of North Hempstead, County of Nassau, State of New York.

            FOURTH: The aggregate number of shares which the corporation shall have authority to issue is two hundred, all of which are without par value, and all of which are of the same class.

            FIFTH: the Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:
Hayden E. Davis, Esq., 800 Community Drive, Manhasset, New York 11030.

            SIXTH: The duration of the corporation is to be perpetual.

            SEVENTH: No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such person, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder. Without limiting the generality of the foregoing stated denial of any and all preemptive rights, no holder of shares of any class of the corporation shall have any preemptive rights in respect of the matters, proceedings, or transactions specified in subparagraphs (1) to (6), inclusive, of paragraph (e) of Section 622 of the Business Corporation Law.

            EIGHTH: Except as may otherwise be specifically provided in this certificate of incorporation, no provision of this certificate of incorporation is intended by the corporation to be construed as limiting, prohibiting, denying, or abrogating any of the general or specific powers or rights


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conferred under the Business Corporation Law upon the corporation, upon its shareholders, bondholders, and security holders, and upon its directors, officers, and other corporate personnel; including, in particular, the power of the corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the Business Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred by the Business Corporation Law.

            NINTH: The accounting period which the corporation intends to use as its first calendar or fiscal year is the period ending September 30.

            Subscribed and affirmed by me as true under the penalties of perjury on February 5, 1976.


                                                /s/ Robert W. Hollweg
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                                                Robert W. Hollweg, Incorporator
                                                800 Community Drive
                                                Manhasset, New York  11030


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